Equity Index Mean Reversion Methodology and Analysis Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333 - 206013 Dated : February 1, 2018

 Over the past two decades, Mean Reversion has become a persistent feature of some broad - based equity indices in the U.S. and Europe  Tendency for returns of an asset to be followed by returns in the opposite direction (or “mean - revert”) is referred to as negative serial correlation, or mean reversion  A mean reverting asset tends to return toward its moving average typically seen over a time horizon of less than a month  During the height of the financial crisis in 2008, the S&P 500 index exhibited multiple large moves reverting to its 10 day moving average Introduction Page 2 Source : Deutsche Bank, Bloomberg 700 750 800 850 900 950 1,000 1,050 18-Oct-08 1-Nov-08 15-Nov-08 29-Nov-08 13-Dec-08 Index level SPX Index 10-day Moving Average

 There are several reasons suggesting that Mean Reversion is actually a risk premium within equities, with both structural and behavioral potential explanations for its existence and persistence  Potential structural reasons include:  Market players trade the more liquid large equity indices as a first reaction to news and execute more precise rebalance of portfolios over time  Expectations of central bank intervention can lead market participants to “buy the dips”  End of day hedging by derivatives players may put extra pressure on the major indices near the end of the day, and subsequent corrections lead to mean reversion  Behavioral finance also offers a potential explanation through a combination of availability bias, aversion to losses, and affinity for lower prices  Availability bias (the overweighting of easily recallable news) can cause investors to give recent negative news more weight than they should and sell  Aversion to losses means that investors who still hold their positions at a lower price will be less likely to sell  Affinity for lower prices will bring new investors into the lower priced market and result in a rebound Page 3 Rationale

Deutsche Bank Mean Reversion

(Data simulated prior to Feb 2016)

- Deutsche Bank has developed strategies to monetize the tendency of the S&P 500 Index (SPX) and the EURO STOXX 50 Index (SX5E) to mean revert to its short term moving average.
- Examined strategies of each index individually, as well as combined

Performance



US Weekly and Biweekly Mean Reversion
Europe Weekly and Biweekly Mean Reversion
50% US / 50% Europe
Index Level
3,000
2,500
2,000
1,500
1,000
500
Dec-03
Dec-06
Dec-09
Dec-12
Dec-15

Statistics			
	US Weekly and Biweekly Mean Reversion	Europe Weekly and Biweekly Mean Reversion	50% US / 50% Europe
Compound Annual Growth Rate (CAGR)	7.4%	5.3%	6.4%
Volatility [1]	8.5%	9.3%	7.2%
Max Drawdown	10.0%	16.7%	11.0%
Max Month Drawdown	9.0%	15.2%	9.7%
Sharpe Ratio[2]	0.87	0.57	0.89
Max Drawdown / CAGR	1.35	3.19	1.72

[1] *Volatility* refers to the annualized volatility of the index, as calculated from daily returns of the index
[2] *Sharpe Ratio* is a measure for risk-adjusted return, calculated by taking an index's annualized return and dividing it by such index's volatility (as a measurement for risk)

Source: Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017

Performance of 50% US / 50% Europe is a theoretical basket of 50% US Weekly and Biweekly Mean Reversion in USD and 50% European Weekly and Biweekly Mean Reversion in EUR established on Day 1

Note: The Mean Reversion indices did not exist prior to February 4, 2016 (the "Live Date"). The Mean Reversion Indices have limited performance history and no actual investment which allowed tracking of the performance of the Mean Reversion Indices was possible before the Live Date. The US Mean Reversion Indices and the Europe Mean Reversion Indices have been retrospectively calculated since December 30, 2003 and December 31, 2003, respectively, except that, for the Europe Mean Reversion Indices, the performance of the EURO STOXX 50® Index on an excess return basis has been tracked by the Eurozone Index on and after May 2, 2013. The performance of the Europe Mean Reversion Indices, as calculated based on the Eurozone Index, may thus differ from the back-tested performance of such indices prior to May 2, 2013, which were calculated based on the excess return performance of the EURO STOXX 50® Index. Furthermore, the index methodology of the Mean Reversion Indices was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected their performance. Any returns prior to February 4, 2016 were achieved by means of a retroactive application of such back-tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the Mean Reversion Indices will rise or fall. The actual performance of these indices may bear little relation to their retrospectively calculated performance. The performance of any investment product based on a Mean Reversion Index would have been lower than the Mean Reversion Index as a result of fees and/or costs. See Risk Factors for more information.

Page 4

 The DB US Mean Reversion Index delivers exposure to mean reversion on the S&P 500 Index  Strategy measures the deviation of the S&P 500 index level against its trailing moving average on a daily basis  If the current level is above the moving average, the strategy goes short the S&P 500 ER  If the current level is below the moving average, the strategy goes long the S&P 500 ER  The performance of the S&P 500 Index is calculated on an excess return (ER) basis by subtracting a deemed borrowing cost at 3 month LIBOR from the daily return of the S&P 500 Total Return Index  The exposure (or “delta”) to the S&P 500 ER is proportional to the percentage difference between the current S&P 500 level and its moving average  Exposure increases as the index drifts further away from the moving average  Exposure is subject to a cap and a floor Deutsche Bank US Mean Reversion Index Page 5 Source : Deutsche Bank, Bloomberg 1800 1850 1900 1950 2000 2050 2100 2150 4-Jan-16 1-Feb-16 29-Feb-16 28-Mar-16 25-Apr-16 Long Position S&P 500 Moving Average

 Delta is scaled by the inverse of the 10 - day realized variance of the S&P 500 Index  Because the same percentage deviation from the mean is more meaningful in a low volatility market environment, the percentage deviation from the mean is adjusted by the volatility or level of noise in the market, resulting in a consistent signal to noise ratio.  Exposure is reduced as volatility and uncertainty in the market rises  Inverse - scaling may work as a volatility control mechanism  There are two sources of volatility in the index:  Delta and the next day return, the exposure is scaled by variance to target a uniform level of risk  Based on the retrospective performances of the Mean Reversion Indices, d ividing by short term realized variance significantly reduces the one day drawdowns in the Mean Reversion Indices without sacrificing returns Deutsche Bank US Mean Reversion Index Page 6

 The graph and table below illustrate three variations of DB US Mean Reversion Indices based on:  5 - Day Moving Average (US Weekly Mean Reversion Index, “DBGMRU05”)  10 - Day Moving Average (US Biweekly Mean Reversion Index, “DBGMRU10”)  Combination of the 5 - Day and 10 - Day Moving Average (US Weekly and Biweekly Mean Reversion Index, “DBGMRUEW”) Page 7 Source : Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017 Statistics US Weekly Mean Reversion US Biweekly Mean Reversion US Weekly and Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 5.4% 9.2% 7.4% Volatility 7.3% 10.9% 8.5% Max Drawdown 9.8% 14.1% 10.0% Max Month Drawdown 8.5% 11.5% 9.0% Sharpe Ratio 0.75 0.85 0.87 Max Drawdown /CAGR 1.80 1.53 1.35 Performance Deutsche Bank US Mean Reversion Index ( Data simulated prior to Feb 2016) Note: The Mean Reversion indices did not exist prior to February 4, 2016 (the “Live Date”). The Mean Reversion Indices have l imi ted performance history and no actual investment which allowed tracking of the performance of the Mean Reversion Indices was possible before the Live Date. The US Mean Reversion Indices and the Europe Mean Reversion Indices ha ve been retrospectively calculated since December 30, 2003 and December 31, 2003, respectively, except that, for the Europe Mean Reversion Indices, the performance of the EURO STOXX 50® Index on an excess re tur n basis has been tracked by the Eurozone Index on and after May 2, 2013. The performance of the Europe Mean Reversion Indices, as calculated based on the Eurozone Index, may thus differ from the back - tested performance of such indices prior to May 2, 2013, which were calculated based on th e excess return performance of the EURO STOXX 50® Index. Furthermore, the index methodology of the Mean Reversion Indices was designed, const ruc ted and tested using historical market data and based on knowledge of factors that may have affected their performance. Any returns prior to February 4, 2016 were achieved by means of a retroactive application of su ch back - tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the Mean Reversion Indices will rise or fall. The actual performance of these indices may bear little relation to the ir retrospectively calculated performance. The performance of any investment product based on a Mean Reversion Index would have been lower than the Mean Reversion Index as a result of fees and/or costs. See Risk Factors for mo re information. 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Dec-03 Dec-05 Dec-07 Dec-09 Dec-11 Dec-13 Dec-15 Dec-17 Index Level US Weekly Mean Reversion US Biweekly Mean Reversion US Weekly and Biweekly Mean Reversion

 The Europe Mean Reversion Indices apply the same Mean Reversion concept to the EURO STOXX 50 Index based on:  5 - Day Moving Average (Europe Weekly Mean Reversion Index, “DBGMRE05”)  10 - Day Moving Average (Europe Biweekly Mean Reversion Index, “DBGMRE10”)  Combination of the 5 - Day and 10 - Day Moving Average (Europe Weekly and Biweekly Mean Reversion Index, “DBGMREEW”)  The performance of the EURO STOXX 50 Index is calculated on an excess return basis by using the DB Gross Eurozone Equity Futures ER Index. Page 8 Statistics Europe Weekly Mean Reversion Europe Biweekly Mean Reversion Europe Weekly and Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 3.6% 6.7% 5.3% Volatility 7.6% 11.7% 9.3% Max Drawdown 14.8% 19.0% 16.7% Max Month Drawdown 11.4% 19.0% 15.2% Sharpe Ratio 0.48 0.58 0.57 Max Drawdown /CAGR 4.06 2.82 3.19 Performance Source: Deutsche Bank, Bloomberg, Dec. 30 2003 to Dec. 31 2017 Deutsche Bank Europe Mean Reversion Index (Data Simulated Prior to Feb 2016) Note: The Mean Reversion indices did not exist prior to February 4, 2016 (the “Live Date”). The Mean Reversion Indices have l imi ted performance history and no actual investment which allowed tracking of the performance of the Mean Reversion Indices was possible before the Live Date. The US Mean Reversion Indices and the Europe Mean Reversion Indices ha ve been retrospectively calculated since December 30, 2003 and December 31, 2003, respectively, except that, for the Europe Mean Reversion Indices, the performance of the EURO STOXX 50® Index on an excess re tur n basis has been tracked by the Eurozone Index on and after May 2, 2013. The performance of the Europe Mean Reversion Indices, as calculated based on the Eurozone Index, may thus differ from the back - tested performance of such indices prior to May 2, 2013, which were calculated based on th e excess return performance of the EURO STOXX 50® Index. Furthermore, the index methodology of the Mean Reversion Indices was designed, const ruc ted and tested using historical market data and based on knowledge of factors that may have affected their performance. Any returns prior to February 4, 2016 were achieved by means of a retroactive application of su ch back - tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the Mean Reversion Indices will rise or fall. The actual performance of these indices may bear little relation to the ir retrospectively calculated performance. The performance of any investment product based on a Mean Reversion Index would have been lower than the Mean Reversion Index as a result of fees and/or costs. See Risk Factors for mo re information. 500 1,000 1,500 2,000 2,500 3,000 Dec-03 Dec-05 Dec-07 Dec-09 Dec-11 Dec-13 Dec-15 Dec-17 Index Level Europe Weekly Mean Reversion Europe Biweekly Mean Reversion Europe Weekly and Biweekly Mean Reversion

Appendix

 As a measure of risk control, DB EMERALD Biweekly Index’s notional is inversely scaled to the average of 3 - month realized volatility and 6 - month implied volatility  Daily delta cap of +/ - 400% implemented  DB’s Biweekly US Mean Reversion index is inversely scaled by 10 - day realized volatility, allowing for more responsive leveraging and de - leveraging  Daily delta cap of +/ - 300% implemented Performance Statistics US Biweekly Mean Reversion EMERALD Biweekly Compound Annual Growth Rate (CAGR) 9.2% 7.6% Volatility 10.9% 16.3% Max Drawdown 14.1% 28.9% Max Monthly Drawdown 11.5% 28.9% Sharpe Ratio 0.85 0.46 Max Drawdown /CAGR 1.53 3.82 Delta Cap 300% 400% US Biweekly Mean Reversion vs. EMERALD Page 10 Source: Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017 Note: The DB EMERALD Biweekly Index did not exist prior to April 30, 2015 (the “Live Date”). The DB EMERALD Biweekly Index has limited performance history and no actual investment which allowed tracking o f t he performance of the DB EMERALD Biweekly Index was possible before the Live Date. Furthermore, the index methodology of the DB EMERALD Biwe ekl y Index was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected its performance. Any returns prior to April 30, 2015 were achieved by means of a retroactive application of such back - tested methodologies designed with the benefit of hindsight. It is impossible to predict whether the DB EMERALD Biweekly Index will rise or fall. The actual performance of this index may bear lit tle relation to its retrospectively calculated performance. The performance of any investment product based on DB EMERALD Biweekly Index would have been lower than DB EMERALD Biweekly Index as a result of fees and/or costs. See Ri sk Factors for more information. 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Dec-03 Dec-05 Dec-07 Dec-09 Dec-11 Dec-13 Dec-15 Dec-17 Index Level US Biweekly Mean Reversion EMERALD Biwekly

 5 - Day Moving Average (US Weekly Mean Reversion Index, “DBGMRU05”)  Delta Cap / Floor of +/ - 200% US Weekly Mean Reversion Index Page 11 US Weekly Mean Reversion Compound Annual Growth Rate (CAGR) 5.4% Volatility 7.3% Max Drawdown 9.8% Max Month Drawdown 8.5% Sharpe Ratio 0.75 Max Drawdown /CAGR 1.80 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan 1.0% - 0.3% 2.1% 1.7% - 1.9% - 1.2% 0.0% 3.2% - 0.5% - 2.4% 2.0% 0.5% - 2.2% 2.0% Feb 0.8% 0.2% 0.5% - 3.4% 0.8% - 0.2% 1.5% 1.8% - 0.6% 5.2% - 0.7% 0.1% - 0.2% - 4.0% Mar - 2.4% - 0.2% 0.9% - 1.1% 2.7% - 0.1% - 2.1% 0.9% - 0.4% 1.0% 2.3% 1.4% - 0.1% 1.2% Apr 0.6% 0.4% 1.1% - 1.3% 0.5% 2.3% 1.4% - 1.7% 0.4% 1.7% 1.0% 1.0% 1.2% - 0.1% May - 0.8% 0.1% - 1.2% 2.3% 1.5% 1.2% 0.9% 1.3% - 2.3% - 0.1% 1.1% 3.5% 1.6% 3.0% Jun 1.9% - 0.5% 1.8% - 0.4% 2.5% 1.1% - 1.5% 1.9% 1.1% 1.8% - 0.8% 0.6% 3.4% 3.8% Jul 0.9% 1.0% 0.9% 0.0% 2.5% - 2.3% - 0.3% - 2.3% - 0.4% - 2.6% 1.4% 0.9% - 0.1% - 0.2% Aug - 0.6% 1.9% - 1.1% 2.8% 3.3% 0.9% 0.9% - 3.8% 2.3% 0.5% - 1.4% - 4.6% 2.8% 2.0% Sep 1.9% 0.0% 1.4% 0.9% 4.1% - 1.4% 1.4% 1.1% 0.3% - 2.6% 3.6% 1.0% 3.2% 0.4% Oct - 1.1% 1.2% 0.8% - 0.4% 0.3% 1.6% 1.8% 0.9% - 0.9% 1.3% - 1.6% - 0.9% 0.1% - 1.1% Nov - 0.6% - 2.1% 0.6% 2.4% 0.8% 1.1% - 3.8% 0.3% 0.3% 2.7% - 2.3% - 1.0% - 1.1% - 1.2% Dec 2.4% 2.5% 0.3% 0.9% 1.7% 0.8% - 1.6% 0.8% 2.7% 0.7% - 1.3% 4.0% - 4.0% 1.3% Annual 4.1% 4.1% 8.5% 4.2% 20.2% 3.8% - 1.5% 4.3% 2.0% 6.9% 3.1% 6.3% 4.4% 7.0% 500 1,000 1,500 2,000 2,500 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level US Weekly Mean Reversion Live Date: 2/4/2016

 10 - Day Moving Average (US Biweekly Mean Reversion Index, “DBGMRU10”)  Delta Cap / Floor of +/ - 300% US Biweekly Mean Reversion Index Page 12 US Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 9.2% Volatility 10.9% Max Drawdown 14.1% Max Month Drawdown 11.5% Sharpe Ratio 0.85 Max Drawdown /CAGR 1.53 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan - 0.1% 1.0% 4.0% 3.0% - 2.3% - 0.4% - 2.0% 1.6% - 2.5% - 4.7% 3.2% 3.0% - 4.5% 4.1% Feb 1.5% 0.6% 1.8% 0.9% 3.9% - 1.0% 3.0% 2.4% - 1.1% 5.2% - 2.3% - 0.4% 1.7% - 7.4% Mar - 0.4% - 0.9% 2.1% 0.2% 2.6% - 0.7% - 6.9% 0.8% 1.5% 0.5% 3.6% 1.7% - 1.8% 2.0% Apr 0.7% 0.9% 3.5% - 3.5% 2.8% 2.2% 0.2% - 2.1% 1.4% 4.3% 2.9% 2.3% 2.5% - 0.2% May - 2.0% 1.0% - 0.9% 3.1% 3.6% 1.1% 1.3% 3.3% - 2.5% - 3.0% 1.6% 4.0% 2.9% 4.2% Jun 1.2% 1.6% 2.9% 3.1% 0.3% 0.4% - 2.1% 0.9% 4.1% 2.7% - 0.7% 1.8% 7.2% 3.2% Jul - 0.3% 1.1% 2.5% 0.7% 3.0% - 3.0% 3.4% 1.0% 3.2% - 5.6% 2.2% 3.2% - 1.2% - 0.7% Aug 0.7% 2.8% 1.0% 4.0% 3.3% 0.8% 0.7% - 8.1% 2.7% 0.5% - 3.9% - 3.6% 3.2% 2.5% Sep 1.4% 0.3% 2.6% 0.5% 4.4% 1.0% 0.4% 3.7% 0.1% - 4.3% 5.4% 0.8% 6.1% - 0.2% Oct 1.1% 2.1% - 1.5% - 0.9% - 0.5% 0.7% 0.7% 1.0% 3.3% 1.0% - 3.0% - 1.8% 1.1% - 3.5% Nov - 4.0% - 3.6% 3.7% 3.0% 1.6% 1.0% - 4.2% 2.5% 1.0% 2.0% - 5.4% 0.1% - 0.9% - 2.0% Dec 2.5% 1.9% 1.2% 2.5% 2.3% 2.0% - 4.0% 2.2% 3.1% 1.6% 1.9% 4.4% - 3.4% 0.0% Annual 2.0% 9.1% 25.4% 17.6% 27.8% 4.2% - 9.5% 9.0% 14.8% - 0.5% 5.0% 16.1% 12.9% 1.5% 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level US Biweekly Mean Reversion Live Date: 2/4/2016

 Combination of the 5 - Day and 10 - Day Moving Average (US Weekly and Biweekly Mean Reversion Index, “DBGMRUEW”)  Delta Cap / Floor of +/ - 200% US Weekly and Biweekly Mean Reversion Index Page 13 US Weekly and Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 7.4% Volatility 8.5% Max Drawdown 10.0% Max Month Drawdown 9.0% Sharpe Ratio 0.87 Max Drawdown /CAGR 1.35 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 31 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan 0.5% 0.3% 3.0% 2.3% - 2.1% - 0.8% - 1.0% 2.4% - 1.5% - 3.4% 2.6% 1.7% - 3.3% 2.7% Feb 1.1% 0.4% 1.2% - 1.2% 2.4% - 0.6% 2.2% 2.1% - 0.9% 5.2% - 1.5% - 0.2% 0.7% - 5.0% Mar - 1.4% - 0.6% 1.5% - 0.4% 2.7% - 0.4% - 4.5% 0.9% 0.5% 0.7% 2.9% 1.5% - 0.9% 1.6% Apr 0.7% 0.6% 2.3% - 2.4% 1.6% 2.3% 0.8% - 1.9% 0.9% 3.0% 2.0% 1.6% 1.8% - 0.2% May - 1.4% 0.5% - 1.0% 2.7% 2.5% 1.2% 1.1% 2.3% - 2.4% - 1.6% 1.3% 3.7% 2.2% 3.7% Jun 1.6% 0.7% 2.4% 1.3% 1.4% 0.8% - 1.8% 1.4% 2.6% 2.2% - 0.5% 1.2% 5.3% 3.3% Jul 0.3% 1.1% 1.7% 0.3% 2.8% - 2.6% 1.6% - 0.6% 1.4% - 4.1% 1.6% 1.8% - 0.6% - 0.4% Aug 0.1% 2.3% 0.0% 3.4% 3.3% 0.8% 0.8% - 6.0% 2.4% 0.5% - 2.7% - 4.1% 2.9% 2.1% Sep 1.6% 0.2% 1.6% 0.7% 4.2% - 0.2% 0.9% 2.4% 0.2% - 3.6% 4.4% 0.9% 4.6% 0.1% Oct 0.0% 1.7% - 0.8% - 0.7% - 0.1% 1.2% 1.2% 0.9% 1.2% 1.2% - 2.3% - 1.3% 0.6% - 1.6% Nov - 2.3% - 2.8% 2.1% 2.7% 1.2% 1.1% - 2.9% 1.4% 0.6% 2.4% - 3.4% - 0.5% - 1.3% - 1.8% Dec 2.5% 2.2% 0.8% 1.7% 2.0% 1.4% - 2.8% 1.5% 2.7% 1.1% 0.3% 4.2% - 3.7% 0.6% Annual 3.2% 6.8% 15.8% 10.8% 24.0% 4.1% - 4.5% 6.7% 7.9% 3.2% 4.6% 10.8% 8.3% 4.8% 500 1,000 1,500 2,000 2,500 3,000 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level US Weekly and Biweekly Mean Reversion Live Date: 2/4/2016

 5 - Day Moving Average (Europe Weekly Mean Reversion Index, “DBGMRE05”)  Delta Cap / Floor of +/ - 200% Europe Weekly Mean Reversion Index Page 14 Europe Weekly Mean Reversion Compound Annual Growth Rate (CAGR) 3.6% Volatility 7.6% Max Drawdown 14.8% Max Month Drawdown 11.4% Sharpe Ratio 0.48 Max Drawdown /CAGR 4.06 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 30 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan - 1.8% 1.7% - 0.9% 1.9% - 9.3% - 4.5% - 0.7% 2.1% 0.9% 1.0% - 1.0% 0.0% 1.6% 1.7% Feb 1.3% - 1.0% 1.5% 2.9% 1.8% - 1.5% 1.0% 0.2% 0.0% 1.6% - 0.8% - 1.8% - 1.0% 2.2% Mar - 2.1% 1.3% 1.9% - 1.5% 1.0% 0.9% - 0.3% - 4.8% - 0.1% 0.2% 2.4% 4.3% 2.2% 0.3% Apr - 0.8% - 1.7% - 0.2% 0.0% 0.5% 1.3% 3.1% - 0.4% 0.2% 0.6% 0.4% 0.2% - 2.6% - 0.9% May 1.9% - 0.9% - 1.5% 1.3% - 0.3% 0.5% 1.5% 0.8% 1.5% 4.0% 0.1% 1.0% - 0.7% 0.6% Jun 1.1% 1.8% - 0.3% - 1.6% - 1.2% 2.5% - 1.9% 2.1% 1.7% - 0.1% - 0.7% 0.4% - 1.9% 1.7% Jul - 1.0% 0.5% 0.2% 0.9% 0.6% - 1.9% - 1.6% - 2.4% - 0.5% 0.1% 1.7% - 1.6% 0.0% 3.2% Aug - 0.1% 1.8% 1.4% 2.2% 1.6% - 0.1% 1.4% - 7.4% 1.7% 1.5% - 0.7% - 3.5% - 0.5% 2.8% Sep 0.6% 1.1% 0.7% 1.4% 2.9% 1.4% 1.8% 1.6% - 0.1% - 0.5% 2.3% 2.3% - 0.8% - 3.5% Oct 2.6% 1.9% 0.2% 0.0% 1.1% 1.2% 1.6% 1.4% 1.1% 2.3% - 0.7% - 1.6% 0.9% 2.5% Nov 1.4% - 0.6% - 0.8% 0.7% 1.1% 2.3% 2.6% - 2.0% 1.3% 2.3% 0.8% 2.9% - 1.9% - 2.8% Dec 1.9% - 0.1% 0.7% 0.4% 1.8% 1.0% 1.1% 0.4% - 1.0% - 3.2% 0.8% - 0.8% - 3.3% 2.6% Annual 4.9% 5.7% 2.9% 8.9% 1.1% 2.6% 9.7% - 8.7% 6.9% 10.1% 4.6% 1.6% - 7.7% 10.7% 500 1,000 1,500 2,000 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level Europe Weekly Mean Reversion Live Date: 2/4/2016

 10 - Day Moving Average (Europe Biweekly Mean Reversion Index, “DBGMRE10”)  Delta Cap / Floor of +/ - 300% Europe Biweekly Mean Reversion Index Page 15 Europe Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 6.7% Volatility 11.7% Max Drawdown 19.0% Max Month Drawdown 19.0% Sharpe Ratio 0.58 Max Drawdown /CAGR 2.82 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 30 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan - 4.1% 2.2% - 0.6% 3.3% - 16.2% - 3.6% - 3.0% 2.3% - 0.3% - 0.4% 0.2% 0.5% 1.4% 2.0% Feb 2.5% - 2.4% 2.8% 2.3% 3.1% - 3.9% 3.4% 1.7% 1.5% 2.3% - 2.3% - 5.1% - 1.0% 2.1% Mar - 0.7% 2.1% 3.3% - 0.3% 0.9% 1.0% - 0.9% - 7.3% 0.4% - 0.4% 6.3% 4.4% 2.4% - 1.8% Apr - 1.1% - 0.4% 2.3% - 2.8% 2.0% 0.5% 2.1% - 0.5% - 1.6% 2.9% 1.3% 1.7% - 2.4% 4.7% May - 0.2% - 0.5% - 1.8% 0.9% 1.9% 1.4% 1.6% 1.5% 0.6% 3.4% 1.1% 2.5% 0.2% - 0.0% Jun 1.3% 0.8% - 0.3% 3.3% - 4.9% 2.4% - 0.9% 2.3% 4.0% 0.0% 0.1% 2.4% 1.1% 1.6% Jul - 2.8% 0.0% 1.3% 1.8% 1.3% - 3.9% 1.9% 0.4% 3.4% - 1.5% 4.0% - 0.2% - 0.6% 4.5% Aug 0.7% 3.7% 1.7% 2.1% 3.0% 0.4% - 0.1% - 12.5% 1.9% 1.3% - 2.8% - 3.8% 3.2% 3.7% Sep - 1.1% 2.6% 2.6% 2.4% 5.1% 3.4% 2.8% 3.2% - 0.8% - 1.7% 3.5% 2.3% 1.6% - 6.6% Oct 5.9% 1.1% - 0.7% 0.0% 0.3% 0.5% 0.7% 2.0% 4.2% 1.6% - 3.6% - 3.2% 2.2% 2.5% Nov 0.5% - 1.9% 0.0% 0.2% 2.4% 2.6% 2.3% 1.2% 1.9% 2.8% 0.0% 4.3% 0.3% - 1.9% Dec 2.4% - 1.5% 1.0% 2.2% 2.8% 1.3% 2.7% 1.2% - 4.2% - 2.3% 2.0% - 0.4% - 5.5% 3.5% Annual 3.1% 5.5% 12.1% 16.2% - 0.2% 1.7% 13.0% - 5.8% 10.9% 8.0% 9.8% 5.0% 2.6% 14.6% 500 1,000 1,500 2,000 2,500 3,000 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level Europe Biweekly Mean Reversion Live Date: 2/4/2016

 Combination of the 5 - Day and 10 - Day Moving Average (Europe Weekly and Biweekly Mean Reversion Index, “DBGMREEW”)  Delta Cap / Floor of +/ - 200% Europe Weekly and Biweekly Mean Reversion Index Page 16 Europe Weekly and Biweekly Mean Reversion Compound Annual Growth Rate (CAGR) 5.3% Volatility 9.3% Max Drawdown 16.7% Max Month Drawdown 15.2% Sharpe Ratio 0.57 Max Drawdown /CAGR 3.19 Performance Statistics Monthly Returns Source: Deutsche Bank, Bloomberg, Dec. 30 2003 to Dec. 31 2017 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Jan - 2.9% 1.9% - 0.7% 2.6% - 12.8% - 4.1% - 1.9% 2.2% 0.3% 0.3% - 0.4% 0.2% 1.5% 1.9% Feb 1.9% - 1.7% 2.1% 2.6% 2.4% - 2.7% 2.2% 0.9% 0.7% 1.9% - 1.6% - 3.4% - 1.0% 2.2% Mar - 1.4% 1.7% 2.6% - 0.9% 1.0% 0.9% - 0.6% - 6.1% 0.2% - 0.1% 4.3% 4.4% 2.3% - 0.8% Apr - 1.0% - 1.1% 1.0% - 1.4% 1.3% 0.9% 2.6% - 0.4% - 0.7% 1.8% 0.8% 0.9% - 2.5% 1.9% May 0.9% - 0.7% - 1.7% 1.1% 0.8% 0.9% 1.6% 1.1% 1.1% 3.7% 0.6% 1.8% - 0.2% 0.3% Jun 1.2% 1.3% - 0.3% 0.8% - 3.0% 2.5% - 1.4% 2.2% 2.8% - 0.1% - 0.6% 1.4% - 0.4% 1.6% Jul - 1.9% 0.2% 0.8% 1.4% 1.0% - 2.9% 0.1% - 1.0% 1.4% - 0.7% 2.9% - 0.9% - 0.3% 3.8% Aug 0.3% 2.7% 1.5% 2.1% 2.3% 0.1% 0.6% - 10.0% 1.8% 1.4% - 1.8% - 3.6% 1.4% 3.3% Sep - 0.2% 1.9% 1.7% 1.9% 4.0% 2.4% 2.3% 2.4% - 0.4% - 1.1% 2.9% 2.3% 0.4% - 4.5% Oct 4.2% 1.5% - 0.2% 0.0% 0.7% 0.9% 1.1% 1.7% 2.6% 1.9% - 2.1% - 2.4% 1.5% 2.2% Nov 1.0% - 1.2% - 0.4% 0.5% 1.8% 2.4% 2.5% - 0.4% 1.6% 2.6% 0.4% 3.6% - 0.6% - 2.4% Dec 2.1% - 0.8% 0.9% 1.3% 2.3% 1.1% 1.9% 0.8% - 2.6% - 2.7% 1.4% - 0.6% - 4.4% 3.1% Annual 4.1% 5.7% 7.4% 12.6% 0.6% 2.2% 11.4% - 7.2% 9.0% 9.1% 6.9% 3.4% - 2.4% 13.0% 500 1,000 1,500 2,000 2,500 Dec-03 Dec-06 Dec-09 Dec-12 Dec-15 Index Level Europe Weekly and Biweekly Mean Reversion Live Date: 2/4/2016

Index Costs

Each Mean Reversion Index will reflect the performance of a notional long or short position in the relevant underlying index, less related costs. For the US Mean Reversion Indices, the performance of the S&P 500® Index is calculated on an excess return basis by subtracting a deemed borrowing cost at the 3-month USD LIBOR from the daily return of the S&P 500® Total Return Index. For the Europe Mean Reversion Indices during the period from, and including, December 31, 2003 to, but excluding, May 2, 2013, the performance of the EURO STOXX 50® Index was calculated on an excess return basis by subtracting a deemed borrowing cost at the 3-month EURIBOR from the daily return of the EURO STOXX 50® Gross Return Index. On and after May 2, 2013, the performance of the EURO STOXX 50® Index has been calculated on an excess return basis by using the DB Gross Eurozone Equity Futures ER Index.

In addition to the borrowing costs described above, each Mean Reversion Index is subject to a daily deduction for the cost of hypothetically implementing their daily notional long and short positions in the Underlying Index. For each US Mean Reversion Index, the cost is 2 basis points (or 0.02%) of the change in notional position in connection with increasing or decreasing exposure to the S&P 500® Index. For each Europe Mean Reversion Index, the cost is 2.5 basis points (or 0.025%) of the change in notional position in connection with increasing or decreasing exposure to the EURO STOXX 50® Index. These costs are deducted for any increases or decreases in notional long or short positions as well as changes from notional long positions to short positions (and vice versa). For example, if the DB Europe Bi-weekly Mean Reversion Index changes its notional exposure to the EURO STOXX 50® Index from 250% to -250%, the cost of hypothetically implementing such change from notional long position to notional short position would be 0.125% (0.025% multiplied by 500%) of the Index Closing Level. Larger changes in notional positions will result in higher costs. As a result of this deduction, the levels of the Mean Reversion Indices will be lower than would otherwise be the case if such cost were not included. During the period from, and including, 2004 to, and including, 2017, the annual costs of reconstituting each Mean Reversion Index have ranged from 1.00% to 3.64%. The historical costs deducted from the Mean Reversion Indices should not be taken as an indication of future costs and, depending on market conditions, such costs could be significantly higher in the future.

The levels of the Europe Mean Reversion Indices are calculated based on the level of the Deutsche Bank Gross Eurozone Equity Futures ER Index (the “Eurozone Index”), which is expected to track the performance of the EURO STOXX 50® Index on an excess return basis. The cost of each quarterly reconstitution of the Eurozone Index is currently zero but such cost may be increased in the future to cover any change in the cost of transacting in the underlying contracts on the relevant exchange due to any increase or imposition of tax liability by a relevant tax authority. If the reconstitution cost is greater than zero, the level of the Eurozone Index and thus, the levels of the Europe Mean Reversion Indices, will be lower than they would otherwise be if such cost were not included. Any deduction of costs from the level of the Eurozone Index is in addition to the deduction of costs at the Europe Mean Reversion Index level.

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Risk Factors THE MEAN REVERSION INDICES ARE SUBJECT TO STRATEGY RISK — “ Mean reversion ” refers to the sometimes observed tendency of an equity index to move back towards its trailing moving average (or, in other words, “revert to the mean”) after increasing or decreasing for a number of days or weeks . The Mean Reversion Indices aim to monetize this mean reversion phenomenon by taking notional long or short positions in the S&P 500 ® Index or the EURO STOXX 50 ® Index (each, an “ Underlying Index ”) on a daily basis based on the deviation of such Underlying Index from its short - term moving average . Generally speaking, if the closing level of the Underlying Index is below its short - term moving average, the relevant Mean Reversion Index will take a notional long position in the Underlying Index, generating positive returns if the level of the Underlying Index increases afterwards . Conversely, if the closing level of the Underlying Index is above its short - term moving average, the Mean Reversion Index will take a notional short position in the Underlying Index, generating positive returns if the level of the Underlying Index declines afterwards . The level of each Mean Reversion Index is generally expected to increase when the closing level of the Underlying Index approaches its short - term moving average and decrease when the closing level of the Underlying Index drifts away from its moving average . There is no assurance that an Underlying Index will exhibit mean reversion, and thus, no assurance that the level of a Mean Reversion Index will increase over time . The level of a Mean Reversion Index may sharply decline if the level of the Underlying Index continues to increase or decrease in the same direction for more than a few trading days, so that the notional short or long position in the Underlying Index taken by the Mean Reversion Index decreases in value . The performance of each Mean Reversion Index is not directly correlated with increases or decreases in the level of the Underlying Index . If the Underlying Index does not consistently exhibit mean reversion, the level of a Mean Reversion Index may decline substantially even though the level of the Underlying Index continues to increase . THE MEAN REVERSION INDICES CONTAIN EMBEDDED COSTS — The Mean Reversion Indices are subject to a daily deduction for the cost of hypothetically implementing their daily notional long and short positions in the Underlying Index. For each US Mean Reversion Index, the cost is 2 basis poi nts (or 0.02%) of the change in notional position in connection with increasing or decreasing exposure to the S&P 500 ® Index. For each Europe Mean Reversion Index, the cost is 2.5 basis points (or 0.025%) of the change in notional position in connection with increasing or decreasing exposure to the EURO STOXX 50 ® Index. These costs are deducted for any increases or decreases in notional long or short positions as well as changes from notional long positions to short positions (and vice versa). For example, if the D B E urope Bi - weekly Mean Reversion Index changes its notional exposure to the EURO STOXX 50 ® Index from 250% to - 250%, the cost of hypothetically implementing such change from notional long position to notional short pos ition would be 0.125% (0.025% multiplied by 500%) of the Index Closing Level. Larger changes in notional positions will result in h igh er costs. As a result of this deduction, the levels of the Mean Reversion Indices will be lower than would otherwise be the case if such cost were not included. During the period f rom , and including, 2004 to, and including, 2017, the annual costs of reconstituting each Mean Reversion Index have ranged from 1.00% to 3.64%. The historical costs deducted from the Mean Reversion Indices should not be taken as an indication of future costs and , depending on market conditions , such costs could be significantly higher in the future . The levels of the Europe Mean Reversion Indices are calculated based on the level of the Deutsche Bank Gross Eurozone Equity Fut ures ER Index (the “ Eurozone Index ”), which is expected to track the performance of the EURO STOXX 50 ® Index on an excess return basis. The cost of each quarterly reconstitution of the Eurozone Index is currently zero but such cost may be increased in the future to cover any change in the cost of transacting in the Underlying Contracts on th e r elevant exchange due to any increase or imposition of tax liability by a relevant tax authority. If the reconstitution cost is greater than zero, the level of the Eurozone Inde x a nd thus, the levels of the Europe Mean Reversion Indices, will be lower than they would otherwise be if such cost were not included. Any deduction of costs from the level of the Euroz one Index is in addition to the deduction of costs at the Europe Mean Reversion Index level. THE MEAN REVERSION INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the Mean Reversion indices began on February 4 , 2016 . Therefore, the Mean Reversion Indices have limited performance history and no actual investment which allowed tracking of the performance of any Mean Reversion Index was possible before the Live Date . The US Mean Reversion Indices and the Europe Mean Reversion Indices have been retrospectively calculated using the same methodology described herein since December 30 , 2003 and December 31 , 2003 , respectively, except that, for the Europe Mean Reversion Indices, the performance of the EURO STOXX 50 ® Index on an excess return basis has been tracked by the Eurozone Index on and after May 2 , 2013 . The performance of the Europe Mean Reversion Indices, as calculated based on the Eurozone Index, may thus differ from the back - tested performance of such indices prior to May 2 , 2013 , which were calculated based on the excess return performance of the EURO STOXX 50 ® Index . Furthermore, the index methodology of the Mean Reversion Indices was designed, constructed and tested using historical market data and based on knowledge of factors that may have affected their performance . Any returns prior to February 4 , 2016 were achieved by means of a retroactive application of such back - tested methodologies designed with the benefit of hindsight . It is impossible to predict whether the Mean Reversion Indices will rise or fall . The actual performance of these indices may bear little relation to their retrospectively calculated performance . Page 18

Risk Factors

DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE INDICES, MAY ADJUST EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST — Deutsche Bank AG, London Branch is the sponsor of the Indices (the "Index Sponsor") and will determine whether there has been a market disruption event with respect to these indices. In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing levels of the Indices. The Index Sponsor carries out calculations necessary to promulgate these indices and maintains some discretion as to how such calculations are made. In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Indices in the event the regular means of determining these indices are unavailable at the time a determination is scheduled to take place. There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of these indices. Any of these actions could adversely affect the value of securities linked to these indices. The Index Sponsor has no obligation to consider the interests of holders of securities linked to the Indices in calculating or revising these Indices.

Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publish, research reports on the indices or investment strategies reflected by these indices (or any transaction, product or security related to these indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding of transactions, products or securities related to these indices. Any of these activities may affect the indices or transactions, products or securities related to these indices. Investor should make their own independent investigation of the merits of investing in contracts or products related to the indices .

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF A FINANCIAL PRODUCT LINKED TO A MEAN REVERSION INDEX (the "Index") — We or our affiliates expect to hedge our exposure from any financial product linked to the Index (a "Financial Product") that we or our affiliates offer and sell by entering into derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. In addition to such Financial Products, we or our affiliates may issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Index or its components. We or our affiliates may establish, adjust or unwind hedge positions with respect to the Financial Products and such other securities or instruments by, among other things, purchasing or selling at any time the components of the Index or instruments whose value is derived from the Index or its components. This hedging activity could adversely affect the levels of the Index or the value of a Financial Product. For example, on or prior to the trade date of a Financial Product, we or our affiliates may purchase the components of Index or instruments whose value is derived from the Index or its components as part of our or our affiliates' hedge. Such hedging activity could potentially increase the level of the Index prior to the close of trading on the trade date and effectively establish a higher level that the Index must achieve for an investor to obtain a positive return on its investment in the Financial Product or avoid a loss of some or all of its investment.

In addition, during the term of the Financial Product, we or our affiliates may adjust our or their hedge positions in connection with the reweighting, rebalancing or reconstitution of the Index by selling some or all of the existing components and/or purchasing new or existing components of the Index at or in advance of the time the values and weightings of the components are determined for purposes of such reweighting, rebalancing or reconstitution. This hedging activity could potentially decrease the prices at which the Index notionally sells existing components and increase the prices at which the Index notionally purchases new or existing components, and thus adversely affect the level of the Index. Finally, unwinding any hedge positions on or prior to the valuation date(s) of the Financial Product by us or our affiliates could potentially decrease the level of the Index prior to the close of trading on such valuation date(s) and adversely affect the value of the Financial Product. We or our affiliates may also engage in trading in instruments linked or related to the Index on a regular basis as part of our or their general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may adversely affect the levels of the Index and make it less likely that an investor will receive a positive return on its investment in the Financial Product. It is possible that we or our affiliates could receive substantial returns from these hedging and trading activities while the value of the Financial Product declines. Introducing competing products linked to or related to the Index or its components into the marketplace could also adversely affect the value of the Financial Product in the secondary market. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, an investor's trading and investment strategies related to the Financial Product.

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Important Information This road show data is provided for informational purposes only and does not create any legally binding obligations on Deutsche Bank . Without limitation, provision of this data does not constitute an offer, an invitation to offer or a recommendation to enter into any transaction or to take any action on your part . The data does not constitute investment advice and Deutsche Bank is not acting in a fiduciary capacity with respect to you or any other party . You should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security (each, a “Structured Product”) . Before entering into any Structured Product, you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product . If after making your own assessment you independently decide you would like to pursue a specific transaction with Deutsche Bank, there will be separate offering or other legal documentation the terms of which will (if agreed) supersede any indicative and summary terms contained in this document . The data is based on material Deutsche Bank believes to be reliable ; however, Deutsche Bank does not represent that the data is accurate, current, complete or error free . Assumptions, estimates and opinions contained in the data constitute Deutsche Bank’s judgment as of the date of the material and are subject to change without notice . Deutsche Bank reserves the right, at any time and without notice, to discontinue making the data available . The data may not be reproduced or distributed, in whole or in part, without Deutsche Bank’s express prior written approval . Quantitative models, processes and parameters are subject to amendment, modification, adjustment and correction at Deutsche Bank’s discretion, and may incorporate Deutsche Bank’s qualitative judgment . Deutsche Bank will from time - to - time run or update such models at its discretion . The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions . Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors . Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions . Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy . Deutsche Bank or persons associated with Deutsche Bank and their affiliates may : maintain a long or short position in securities referenced herein or in related futures or options ; purchase, sell or maintain inventory ; engage in any other transaction involving such securities ; and earn brokerage or other compensation . Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product . Calculations of returns on Structured Products may be linked to a referenced index or interest rate . As such, Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction . Structured Products denominated in a currency, other than the investor’s home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products . These Structured Products may not be readily realizable investments and are not traded on any regulated market . Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors . The past performance of an index, securities or other instruments does not guarantee or predict future performance . The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law . Page 20

Important Information Backtested , hypothetical or simulated performance results presented herein have inherent limitations . Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance . Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors . The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment . No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown . Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate . Past hypothetical backtested results are neither an indicator nor a guarantee of future returns . Actual results will vary, perhaps materially, from the analysis . Structured Products discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency . These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom . Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange, and are intended for sale only to investors who are capable of understanding and assuming the risks involved . The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer . Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250 - 6054 . Any results shown do not reflect the impact of commission and/or fees, unless stated . Deutsche Bank does not provide accounting, tax or legal advice . This communication was prepared solely in connection with the promotion or marketing, to the extent permitted by applicable law, of the transaction or matter addressed herein, and was not intended or written to be used, and cannot be used or relied upon, by any taxpayer for purposes of avoiding any U . S . federal income tax penalties . The recipient of this communication should seek advice from an independent tax advisor regarding any tax matters addressed herein based on its particular circumstances . BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT . YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE . Deutsche Bank” means Deutsche Bank AG and its affiliated companies, as the context requires . Deutsche Bank Private Wealth Management refers to Deutsche Bank’s wealth management activities for high - net - worth clients around the world . Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc . Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this com mun ication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information ab out the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at.www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll - free 1 - 800 - 503 - 4611. Page 21